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                                                                      EXHIBIT 21

                            BURLINGTON NORTHERN INC.

                         SUBSIDIARIES OF THE REGISTRANT

     The following is a list of the subsidiaries of Burlington Northern Inc. showing the place of incorporation and the percentage of voting securities owned.

                                                             PERCENTAGE OF VOTING
                                                               SECURITIES OWNED
                                                                 DIRECTLY OR
                                         JURISDICTION OF        INDIRECTLY BY
           NAME OF COMPANY                INCORPORATION        IMMEDIATE PARENT
- -------------------------------------    ---------------     --------------------
Burlington Northern Railroad Company         Delaware                100%

The names of certain subsidiaries are omitted as such subsidiaries, considered as a single subsidiary, would not constitute a significant subsidiary.